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                                                                   Exhibit 16.2

 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 22 to the Registration Statement (Form S-6 No. 033-76018) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated (a) March 13, 2009, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
April 20, 2009